UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
Merger Agreement
On September 29, 2015, Rentrak Corporation, an Oregon corporation (“Rentrak”), comScore, Inc., a Delaware corporation (“comScore”), and Rum Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of comScore (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Rentrak (the “Merger”), with Rentrak surviving the Merger as a wholly owned subsidiary of comScore.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of comScore, Rentrak, Merger Sub or any holder of any of the securities of comScore, Rentrak or Merger Sub, each share of the common stock of Rentrak (the “Rentrak Common Stock”), will be converted into the right to receive 1.1500 shares of the common stock, par value $0.001 per share, of comScore (the “comScore Common Stock”) (the exchange ratio of one share of Rentrak Common Stock for 1.1500 shares of comScore Common Stock, the “Exchange Ratio”). No fractional shares of comScore Common Stock will be issued in the Merger, and holders of shares of Rentrak Common Stock will receive cash in lieu of any such fractional shares. Shares of comScore Common Stock will be listed on the Nasdaq Global Select Market.
Rentrak and comScore intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, and the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).
Upon consummation of the Merger, the board of directors of comScore will have twelve members, consisting of all eight directors from the current board of directors of comScore, including Serge Matta, the current Chief Executive Officer of comScore, and Magid Abraham, the current Executive Chairman of the Board of Directors of comScore, and four directors appointed from the current board of Rentrak, including Bill Livek, the current Vice Chairman of the Board of Directors and Chief Executive Officer of Rentrak, and Brent Rosenthal, the current Chairman of the Board of Directors of Rentrak.
Under the terms of the Merger Agreement, following the Effective Time Mr. Matta will remain the Chief Executive Officer of comScore, Mel Wesley will remain the Chief Financial Officer of comScore, Dr. Abraham will remain the Executive Chairman of the Board of Directors of comScore, and Mr. Livek will be named the Executive Vice Chairman of the Board of Directors and President of comScore.
The respective boards of directors of Rentrak and comScore have approved the Merger Agreement, and the board of directors of Rentrak has agreed to recommend that Rentrak’s stockholders adopt the Merger Agreement. In addition, the board of directors of comScore has agreed to recommend that comScore’s stockholders approve the issuance of shares of comScore Common Stock in the Merger.
Consummation of the Merger is subject to customary closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of certain filings with the Securities and Exchange Commission (“SEC”), approvals by Rentrak stockholders and comScore stockholders and receipt of opinions from legal counsel regarding the intended tax treatment of the Merger. The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the Merger to be satisfied.

Neither Rentrak nor comScore is permitted to solicit, initiate or knowingly facilitate or encourage any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to a party’s stockholders approving the transaction, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith constitutes or is reasonably likely to lead to a superior proposal. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.
The Merger Agreement contains certain termination rights for both Rentrak and comScore and further provides that (a) comScore must pay Rentrak a termination fee of $57.0 million upon termination of the Merger Agreement under specified circumstances and (b) Rentrak must pay comScore a termination fee of $28.5 million upon termination of the Merger Agreement under specified circumstances.
The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by such parties, including being qualified by documents filed with the SEC or by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in comScore’s or Rentrak’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Rentrak and comScore that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that comScore and Rentrak have filed, or will file, with the SEC.
The foregoing descriptions of the Merger Agreement, the related ancillary agreements and the transaction do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Rentrak, comScore, Merger Sub or any of their respective businesses.
Support Agreements
Simultaneously with the execution and delivery of the Merger Agreement, each of the officers and directors of comScore, in their respective capacities as stockholders of comScore, and WPP plc, a substantial stockholder of both comScore and Rentrak, have entered into support agreements with Rentrak (the “comScore Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of common stock of comScore in favor of the approval of the issuance of shares of comScore Common Stock pursuant to the Merger Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

The persons signing the comScore Support Agreements currently beneficially own an aggregate of approximately 16.8% of the outstanding comScore Common Stock. The foregoing description of the comScore Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the comScore Support Agreement, which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.
Simultaneously with the execution and delivery of the Merger Agreement, each of the officers and directors of Rentrak, in their respective capacities as stockholders of Rentrak, and WPP plc, a substantial stockholder of both comScore and Rentrak, have entered into support agreements with comScore (the “Rentrak Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of common stock of Rentrak for the approval and adoption of the Merger Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. The foregoing description of the Rentrak Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Rentrak Support Agreement, which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.
Item 8.01 Other Events.
On September 29, 2015, comScore and Rentrak issued a joint press release announcing the execution of the Merger Agreement.
A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed merger between comScore and Rentrak. These statements are based on management’s current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to customers, stockholders and employees; potential synergies and cost savings; the ability of the combined company to drive growth and expand customer and partner relationships; and other statements regarding the proposed transaction. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the comScore or Rentrak stockholders to approve the proposed merger; failure to achieve regulatory approval; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; and other factors, including those set forth in the most current Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K reports filed by comScore and Rentrak with the SEC. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and comScore and Rentrak are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.
No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger, comScore intends to file a registration statement on Form S-4, which will include a preliminary prospectus and related materials to register the shares of comScore common stock to be issued in the merger, and comScore and Rentrak intend to file a joint proxy statement/prospectus and other documents concerning the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COMSCORE, RENTRAK, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when they are available) and any other documents filed by comScore and Rentrak with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting comScore Investor Relations by mail at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Investor Relations, by telephone at (310) 279-5980, or by going to comScore’s Investor Relations page on its corporate web site at www.comscore.com, or by contacting Rentrak Investor Relations by mail at Rentrak Corporation, 7700 N.E. Ambassador Ave, Portland, Oregon 97220, Attention: Investor Relations, by telephone at (503) 284-7581, or by going to Rentrak’s Investor Relations page on its corporate web site at www.rentrak.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
Participants in the Solicitation
Each of Rentrak and comScore and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of comScore or Rentrak security holders in connection with the proposed merger will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information regarding Rentrak’s executive officers and directors is included in Rentrak’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on July 9, 2015, and information regarding comScore’s executive officers and directors is included in comScore’ Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on June 8, 2015. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of comScore and Rentrak have interests in the transaction that may differ from the interests of comScore and Rentrak stockholders generally. These interests will be described in the joint proxy statement/prospectus when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated as of September 29, 2015, by and among comScore, Inc., a Delaware corporation, Rum Acquisition Corporation, a wholly owned subsidiary of comScore, Inc. and an Oregon corporation, and Rentrak Corporation, an Oregon corporation.

4.1	Form of comScore Support Agreement.
4.2	Form of Rentrak Support Agreement.
99.1	Joint Press Release issued by comScore, Inc. and Rentrak Corporation dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: September 29, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated as of September 29, 2015, by and among comScore, Inc., a Delaware corporation, Rum Acquisition Corporation, a wholly owned subsidiary of comScore, Inc. and an Oregon corporation, and Rentrak Corporation, an Oregon corporation.

4.1	Form of comScore Support Agreement.
4.2	Form of Rentrak Support Agreement.
99.1	Joint Press Release issued by comScore, Inc. and Rentrak Corporation dated September 29, 2015.